EXHIBIT 99.1

HSN, Inc. Reports Third Quarter 2017 Results

HSNi Results for the Third Quarter 2017:

  Net sales decreased 5%; excluding the impacts of Hurricane Irma and the divested businesses, net sales decreased 2%
  Digital penetration increased 90 basis points to 54%; excluding the divestitures, digital penetration increased 130 basis points
  Diluted EPS was $0.31; Adjusted EPS was $0.37

ST. PETERSBURG, Fla., Nov. 08, 2017 (GLOBE NEWSWIRE) -- HSN, Inc. (NASDAQ:HSNI) reported results for the third quarter ended September 30, 2017 for HSN, Inc. (“HSNi” or “Company”) and its two operating segments, HSN and Cornerstone.

Table 1

HSNi SUMMARY RESULTS AND KEY OPERATING METRICS
(In millions, except per share and average price point amounts)

	Q3 2017	Q3 2016 (a)	Change
Net Sales	$782.6	$823.0	(5%)

GAAP results:
Operating Income	$32.9	$36.9	(11%)
Net Income	$16.2	$20.2	(20%)
Diluted EPS	$0.31	$0.38	(18%)

Non-GAAP results: (b)
Adjusted EBITDA	$49.4	$62.9	(21%)
Adjusted Net Income	$19.4	$27.2	(29%)
Adjusted EPS	$0.37	$0.52	(29%)

Average price point	$60.11	$61.75	(3%)
Units shipped	14.4	14.9	(3%)
Gross profit rate	34.4%	34.0%	40 bps
Return rate	14.4%	15.3%	90 bps
Digital sales penetration	53.6%	52.7%	90 bps
Mobile sales as a % of digital	47.4%	42.5%	490 bps

(a)	The third quarter of 2016 includes the results of TravelSmith and Chasing Fireflies, two Cornerstone brands divested on September 8, 2016.
(b)	See reconciliation of GAAP to Non-GAAP measures in Table 4.

Third Quarter 2017 Results vs Third Quarter 2016 Results

  On July 6, 2017, HSNi and Liberty Interactive Corporation ("Liberty") jointly announced that they had entered into an agreement whereby Liberty will acquire the approximately 62% of HSNi it does not already own in an all-stock transaction.  HSNi incurred $1.3 million in external transaction costs in the third quarter of 2017.  The transaction is subject to HSNi shareholder approval and is expected to close in the fourth quarter of 2017.

  In September, HSN implemented its business continuity plan as a result of the approach of Hurricane Irma.  HSN closed its headquarters, redeployed critical personnel and relocated its broadcast studios to temporary facilities outside of the storm's track.  These actions resulted in increased operating expenses and limited program effectiveness which we estimate impacted net sales and Adjusted EBITDA by $13 million and $5 million, respectively.

  HSNi’s reported net sales decreased 5%, including the negative impact of Hurricane Irma of an estimated $13 million, or 1.6%.  The company completed the divestiture of two Cornerstone brands, TravelSmith and Chasing Fireflies, in September 2016.  Net sales at these brands during the third quarter of 2016 were approximately $12.5 million, representing 1.5% of the sales decline.  Excluding the impacts of Hurricane Irma and the divestitures, HSNi's net sales decreased 2%. HSNi's digital sales penetration increased 90 basis points to 53.6%.

  HSNi's operating income decreased 11% to $32.9 million. Net income, which includes approximately $3.1 million of additional income tax expense associated with equity awards that expired unexercised, decreased 20% to $16.2 million.  Diluted EPS was $0.31 compared to $0.38 in the prior year.

  HSNi’s Adjusted EBITDA decreased 21% to $49.4 million.  Adjusted Net Income decreased 29% to $19.4 million and Adjusted EPS was $0.37 compared to $0.52 in the prior year.

  HSNi's board of directors approved a quarterly cash dividend of $0.35 per share payable December 15, 2017 to shareholders of record as of December 6, 2017.

Table 2
SEGMENT RESULTS
($ in millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	2016 (a)	Change	2017	2016 (a)	Change
Net Sales
HSN	$536.2	$569.7	(6%)	$1,628.9	$1,705.2	(4%)
Cornerstone	246.4	253.4	(3%)	760.5	788.9	(4%)
Total HSNi	$782.6	$823.0	(5%)	$2,389.4	$2,494.1	(4%)

Gross Profit
HSN	$181.3	$190.0	(5%)	$559.3	$586.4	(5%)
Cornerstone	87.9	90.1	(3%)	279.4	295.0	(5%)
Total HSNi	$269.2	$280.1	(4%)	$838.7	$881.4	(5%)

Operating Income
HSN	$31.0	$47.0	(34%)	$107.7	$151.7	(29%)
Cornerstone	1.9	(10.1)	119%	19.4	(18.8)	203%
Total HSNi	$32.9	$36.9	(11%)	$127.1	$132.9	(4%)

Adjusted EBITDA (Non-GAAP measure) (b)
HSN	$42.6	$58.0	(27%)	$141.7	$185.0	(23%)
Cornerstone	6.8	4.9	40%	33.2	26.1	28%
Total HSNi	$49.4	$62.9	(21%)	$174.9	$211.0	(17%)

(a) The three and nine month periods ended September 30, 2016 include the results of TravelSmith and Chasing Fireflies, two Cornerstone brands divested in September 2016. Adjusted EBITDA (a non-GAAP measure) excludes a non-cash asset impairment charge of $20.4 million in the second quarter of 2016 and a $11.2 million loss on sale of the divested brands in the third quarter of 2016.
(b) See reconciliation of GAAP to non-GAAP measures in Table 4.

Table 3
SEGMENT KEY OPERATING METRICS
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	2016 (a)	Change	2017	2016 (a)	Change
HSN:
Average price point	$52.18	$55.64	(6%)	$53.88	$55.65	(3%)
Units shipped (millions)	11.6	11.8	(2%)	34.2	35.0	(2%)
Gross profit rate	33.8%	33.3%	50 bps	34.3%	34.4%	(10 bps)
Return rate	15.0%	16.5%	150 bps	15.3%	16.9%	160 bps
Digital sales penetration	46.1%	44.8%	130 bps	46.4%	44.1%	230 bps
Mobile sales as a % of digital	57.4%	52.6%	480 bps	55.7%	51.5%	420 bps
12-month active customer file (millions)	4.8	5.1	(6%)	4.8	5.1	(6%)
Cornerstone:
Average price point (b)	$93.08	$84.77	10%	$96.40	$89.03	8%
Units shipped (millions) (b)	2.8	3.1	(11%)	8.2	9.1	(10%)
Gross profit rate	35.7%	35.6%	10 bps	36.7%	37.4%	(70 bps)
Return rate	13.2%	12.3%	(90 bps)	13.3%	12.7%	(60 bps)
Digital sales penetration	69.7%	70.2%	(50 bps)	70.3%	70.1%	20 bps
Mobile sales as a % of digital	33.0%	27.9%	510 bps	30.6%	26.7%	390 bps
Catalog circulation (millions) (b)	61.8	73.2	(16%)	198.0	237.6	(17%)

(a) The third quarter of 2016 includes the results of TravelSmith and Chasing Fireflies, two Cornerstone brands, divested on September 8, 2016.
(b) Excluding the impact of the divestitures, for the three and nine month periods ended September 30, 2017, average price point increased 3% and 1%, respectively; units shipped increased 0% and 3%, respectively; and catalog circulation decreased 3% and 9%, respectively. The other metrics included in Table 3 were not significantly impacted by the divestitures.

HSN Segment Results for the Third Quarter 2017

HSN’s net sales were $536.2 million, a decrease of 6% from the prior year.   The negative impact of Hurricane Irma on net sales is estimated to be approximately $13 million.  Digital sales decreased 3% while penetration increased 130 basis points to 46.1%.  Sales decreased in electronics, apparel & accessories and beauty, offset by increases in fitness and home.  Shipping revenues declined primarily due to the August 2016 changes in the standard shipping rates.  Average price point decreased 6% largely due to changes in product mix.  Units shipped decreased 2%.

Gross profit decreased 5% to $181.3 million.  Gross profit rate increased 50 basis points to 33.8% primarily due to an increase in product margins, partially offset by higher outbound shipping rates and fulfillment costs.

Operating expenses increased 5% to $150.3 million driven by increases in employee-related costs and bad debt expense.  HSN incurred approximately $1.6 million in expenses related to Hurricane Irma and approximately $0.9 million in allocated transaction costs related to the merger.

Operating income decreased $16.0 million, or 34%, to $31.0 million.  Adjusted EBITDA decreased $15.4 million,  or 27%, to $42.6 million.  The impact of Hurricane Irma on Adjusted EBITDA is estimated to be $5 million.  The supply chain optimization implementation resulted in an additional $1.3 million of costs in the third quarter of 2017 which impacted gross profit and operating expenses.

Cornerstone Segment Results for the Third Quarter 2017

Cornerstone's net sales decreased 3% to $246.4 million. Digital sales decreased 4% with penetration decreasing 50 basis points to 69.7%.  Excluding the divestitures, net sales increased 2% with growth in Ballard Designs, Garnet Hill and Grandin Road.  Excluding the divestitures, digital sales increased 2%; digital penetration decreased 10 basis points and catalog circulation decreased 3%.

Gross profit decreased 3% to $87.9 million and the gross profit rate increased 10 basis points to 35.7%.  Excluding the divestitures, gross profit increased 3% and the gross profit rate increased 10 basis points.

Operating expenses decreased $14.3 million to $85.9 million primarily due to the loss on sale of businesses of $11.2 million and operating results of the divested businesses in the third quarter of 2016 . Excluding the operating expenses of the divested businesses, non-cash charges and $0.4 million in allocated transaction costs related to the merger, operating expenses increased $3.9 million and were 32.9% as a percentage of net sales compared to 30.4% in the prior year.  The increase was driven by higher retail store costs associated with new store openings and employee-related costs.

Operating income was $1.9 million compared to an operating loss of $10.1 million in the prior year.  Adjusted EBITDA increased $1.9 million to $6.8 million.  Excluding the operating results of the divestitures, Adjusted EBITDA decreased $1.6 million compared to the prior year.

Liquidity and Capital Resources

As of September 30, 2017, HSNi had cash and cash equivalents of $20.6 million compared to $42.7 million at December 31, 2016 and $67.4 million at September 30, 2016.  Net cash provided by operating activities for the nine months ended September 30, 2017 decreased $4.6 million to $109.6 million compared to $114.1 million in the prior year primarily due to a decrease in operating performance (excluding the impact of non-cash items) partially offset by changes in working capital.

As of September 30, 2017, total debt was $476 million, resulting in a ratio of total debt to Adjusted EBITDA, as defined in HSNi's credit agreement, of approximately 1.8x as compared to a maximum allowable leverage ratio of 3.5x.

HSNi's board of directors approved a quarterly cash dividend of $0.35 per share payable December 15, 2017 to shareholders of record as of December 6, 2017.

Effective Tax Rate

The effective tax rate for HSNi was 43.9% for the third quarter of 2017 compared to 38.7% in the prior year.  The increase in the effective tax rate was primarily due to the write off of approximately $3.1 million of deferred tax assets associated with equity awards that expired unexercised during the current quarter, including $2.4 million associated with HSNi's former Chief Executive Officer's vested awards.  The increase in the effective tax rate was partially offset by a decrease of $0.9 million related to the release of tax reserves for uncertain tax positions for which the statute of limitations has expired.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This communication includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements.  These forward-looking statements include, but are not limited to, statements relating to the future performance and financial condition of HSN, Inc. (“HSNi”) its operating segments and its consolidated subsidiaries and statements about the proposed acquisition (the “proposed acquisition”) of HSNi by Liberty Interactive Corporation (“Liberty Interactive”), the capitalization of the QVC Group following the proposed acquisition, the continuation of Liberty Interactive’s stock repurchase program, the realization of estimated synergies and benefits from the proposed acquisition, business strategies, market potential, future financial prospects, new service and product offerings, the renaming of Liberty Interactive and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, our ability to attract new and retain existing customers in a cost-effective manner; our exposure to intense competition and our ability to effectively compete for customers; changes in political, business and economic conditions, particularly those that affect consumer confidence, consumer spending or digital sales growth; changes in our relationships with pay television operators, vendors, manufacturers and other third parties; failure to attract and retain television viewers and secure a suitable programming tier of carriage and channel placement for the HSN television network programming; changes to international and national trade laws, regulations and policies (particularly those related to or restricting global trade) could significantly impair HSNi’s profitability; interruption, lack of redundancy or difficulties implementing new or upgraded technology in our systems or infrastructure could affect our ability to broadcast, operate websites, process and fulfill transactions, respond to customer inquiries and/or maintain cost efficient operations; any technological or regulatory developments that could negatively impact the way we do business, including legislation or regulations regarding income taxes or sales and use taxes; risks associated with possible systems failures and/or security breaches, including any breach that results in the theft, transfer or unauthorized access or disclosure of customer, employee or company information, or the failure to comply with various laws applicable to HSNi in the event of such a breach; changes in shipping and handling costs, particularly if we are unable to offset them; changes in consumer expectations towards reduced shipping charges and faster delivery times, particularly if we are unable to meet them; any material change in HSNi’s business prospects and/or strategy, including whether HSNi’s initiatives and investments will be effective; our ability to offer new or innovative products and services through various platforms in a cost effective manner and consumer acceptance of these products and services; risks associated with litigation, audits, claims and assessments; risks associated with acquisitions including the ability to successfully integrate new businesses and achieve expected benefits and results; and the loss of any key member of our senior management team; the expected timing and likelihood of completion of the proposed acquisition, including the timing and satisfaction of conditions to the proposed acquisition that could reduce anticipated benefits or cause the parties to abandon the transaction, the ability to successfully integrate the businesses, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of HSNi or Liberty Interactive, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of HSNi and Liberty Interactive to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, market conditions conducive to stock repurchases, the risk of the amount of any future dividend HSNi may pay, and other factors.  Other unknown or unpredictable factors that could also adversely affect HSNi’s business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, any forward-looking statements may not prove to be accurate.  All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. These forward-looking statements speak only as of the date of this communication, and Liberty Interactive, QVC, Inc. (“QVC”) and HSNi expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Interactive’s, QVC’s or HSNi’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  Please refer to the publicly filed documents of Liberty Interactive, QVC and HSNi, including the most recent Forms 10-K and 10-Q for additional information about Liberty Interactive, QVC and HSNi and about the risks and uncertainties related to the business of each of Liberty Interactive, QVC and HSNi which may affect the statements made in this presentation.  Accordingly, you should not place undue reliance on any forward-looking statements, which only reflect the views of HSNi management as of the date of this communication.

No Offer or Solicitation

This communication relates to a proposed business combination between HSNi and Liberty Interactive.  This announcement is for informational purposes only and nothing contained in this communication shall constitute an offer to buy or a solicitation of an offer to sell any securities or the solicitation of any vote in any jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

Liberty Interactive stockholders, HSNi stockholders and other investors are urged to read the registration statement and the proxy statement/prospectus to be filed regarding the proposed acquisition and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed acquisition.  Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of HSNi.  Copies of these SEC filings are available free of charge at the SEC’s website (http://www.sec.gov).  Copies of the filings together with the materials incorporated by reference therein are also available, without charge, by directing a request to Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5420.  Copies of documents filed with the SEC by HSNi will be made available free of charge on HSNi’s website at http://www.hsni.com or by contacting HSNi’s Investor Relations Department by phone at 727-872-1000.

Participants in a Solicitation

The directors and executive officers of HSNi and other persons may be deemed to be participants in the solicitation of proxies from the holders of HSNi common stock in respect of the proposed acquisition.  Information regarding the directors and executive officers of HSNi is available in its definitive proxy statement for HSNi’s 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2017 and in the other documents filed after the date thereof by HSNi with the SEC. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.  Free copies of these documents may be obtained as described in the preceding paragraph.

About HSN, Inc.

HSN, Inc. (Nasdaq:HSNI) is a $3.5 billion interactive multichannel retailer with strong direct-to-consumer expertise among its two operating segments, HSN and Cornerstone. HSNi offers innovative, differentiated retail experiences on TV, online, via mobile devices, in catalogs, and in brick and mortar stores. HSN, a leading interactive multichannel retailer which offers a curated assortment of exclusive products combined with top brand names, now reaches approximately 90 million homes with live programming 364 days a year. HSN.com offers a differentiated digital experience by leveraging content, community and commerce. In addition to its existing media platforms, HSN is the industry leader in transactional innovation, including services such as HSN Shop by Remote®, the only service of its kind in the U.S., the HSN Shopping App for mobile handheld devices and HSN on Demand®. Cornerstone comprises leading home and apparel lifestyle brands including Ballard Designs®, Frontgate®, Garnet Hill®, Grandin Road® and Improvements®. Cornerstone distributes approximately 275 million catalogs annually, operates five separate digital sales sites and operates 18 retail and outlet stores.

GAAP FINANCIAL STATEMENTS
HSN, INC. CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net sales	$782,562	$823,023	$2,389,358	$2,494,096
Cost of sales	513,377	542,947	1,550,662	1,612,718
Gross profit	269,185	280,076	838,696	881,378
Operating expenses:
Selling and marketing	174,019	178,785	518,078	546,002
General and administrative	49,783	42,703	153,812	139,118
Depreciation and amortization	11,134	10,518	33,058	31,745
Loss on sale of businesses and asset impairment	—	11,195	—	31,595
Transaction costs	1,305	—	6,643	—
Total operating expenses	236,241	243,201	711,591	748,460
Operating income	32,944	36,875	127,105	132,918
Interest expense, net	(4,017)	(4,001)	(11,726)	(11,988)
Income before income taxes	28,927	32,874	115,379	120,930
Income tax provision	(12,700)	(12,716)	(45,130)	(45,742)
Net income	$16,227	$20,158	$70,249	$75,188

Net income per share
Basic	$0.31	$0.39	$1.34	$1.44
Diluted	$0.31	$0.38	$1.33	$1.42

Shares used in computing earnings per share
Basic	52,555	52,356	52,494	52,376
Diluted	52,983	52,844	52,860	52,901

Dividends declared per common share	$0.35	$0.35	$1.05	$1.05

HSN, INC. CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)
	September 30,	December 31,	September 30,
	2017	2016	2016
ASSETS
Current assets:
Cash and cash equivalents	$20,574	$42,734	$67,442
Accounts receivable, net	216,620	335,005	226,589
Inventories	439,034	391,106	450,671
Prepaid expenses and other current assets	48,107	44,173	56,309
Total current assets	724,335	813,018	801,011
Property and equipment, net	212,148	211,106	207,216
Intangible assets, net	253,655	253,623	253,619
Goodwill	9,858	9,858	9,858
Other non-current assets	16,187	16,928	12,809
TOTAL ASSETS	$1,216,183	$1,304,533	$1,284,513
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable, trade	$228,324	$293,816	$241,637
Current maturities of long-term debt	34,375	25,000	25,000
Accrued expenses and other current liabilities	211,073	225,265	191,775
Total current liabilities	473,772	544,081	458,412
Long-term debt, net of current maturities and unamortized deferred financing costs	438,048	484,878	600,687
Deferred income taxes	66,899	59,760	43,145
Other long-term liabilities	20,466	20,328	20,199
Total liabilities	999,185	1,109,047	1,122,443
Total shareholders' equity	216,998	195,486	162,070
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,216,183	$1,304,533	$1,284,513

HSN, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in thousands)
	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities attributable to operations:
Net income	$70,249	$75,188
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,058	31,745
Stock-based compensation expense	7,633	14,698
Loss on sale of businesses and asset impairment	—	27,768
Amortization of debt issuance costs	1,295	1,329
Deferred income taxes	7,188	(1,420)
Bad debt expense	18,343	13,664
Other	23	(52)
Changes in current assets and liabilities:
Accounts receivable	100,042	65,796
Inventories	(47,928)	(51,935)
Prepaid expenses and other assets	(2,059)	(14,347)
Accounts payable, accrued expenses and other liabilities	(78,275)	(48,299)
Net cash provided by operating activities	109,569	114,135
Cash flows from investing activities:
Capital expenditures	(36,256)	(28,504)
Other	(807)	(627)
Net cash used in investing activities	(37,063)	(29,131)
Cash flows from financing activities:
Repayments of term loan	(18,750)	(18,750)
Borrowings under revolving credit facility	145,000	152,000
Repayments of revolving credit facility	(165,000)	(142,000)
Repurchase of common stock	—	(16,566)
Cash dividends paid	(55,013)	(54,880)
Proceeds from issuance of common stock	1,379	1,824
Payments of tax withholdings related to stock-based awards	(2,282)	(3,116)
Net cash used in financing activities	(94,666)	(81,488)
Net (decrease) increase in cash and cash equivalents	(22,160)	3,516
Cash and cash equivalents at beginning of period	42,734	63,926
Cash and cash equivalents at end of period	$20,574	$67,442

Table 4
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

HSN, INC. RECONCILIATION OF GAAP TO NON-GAAP DETAILED SEGMENT RESULTS
(unaudited; in thousands)

	Three Months Ended			Three Months Ended
	September 30, 2017			September 30, 2016
	HSN	Cornerstone	Total	HSN	Cornerstone	Total

Net income			$16,227			$20,158
Income tax provision			12,700			12,716
Income before income taxes			28,927			32,874
Interest expense, net			4,017			4,001
Operating income	$30,999	$1,945	$32,944	$46,963	$(10,088)	$36,875
Non-GAAP adjustments:
Non-cash charges:
Stock-based compensation expense	2,978	1,048	4,026	3,671	568	4,239
Depreciation and amortization	7,690	3,444	11,134	7,304	3,214	10,518
Loss on sale of business and asset impairment (a)	—	—	—	—	11,195	11,195
Loss on disposition of fixed assets	(15)	1	(14)	82	—	82
Transaction Costs (b)	921	384	1,305	—	—	—
Adjusted EBITDA (Non-GAAP measure)	$42,573	$6,822	$49,395	$58,020	$4,889	$62,909
TravelSmith and Chasing Fireflies EBITDA loss (c)	—	—	—	—	3,563	3,563
Adjusted EBITDA, excluding TravelSmith and Chasing Fireflies (Non-GAAP measure)	$42,573	$6,822	$49,395	$58,020	$8,452	$66,472

	Nine Months Ended			Nine Months Ended
	September 30, 2017			September 30, 2016
	HSN	Cornerstone	Total	HSN	Cornerstone	Total

Net income			$70,249			$75,188
Income tax provision			45,130			45,742
Income before income taxes			115,379			120,930
Interest expense, net			11,726			11,988
Operating income	$107,722	$19,383	$127,105	$151,745	$(18,827)	$132,918
Non-GAAP adjustments:
Non-cash charges:
Stock-based compensation expense	5,693	1,940	7,633	11,577	3,121	14,698
Depreciation and amortization	23,213	9,845	33,058	21,582	10,163	31,745
Loss on sale of business and asset impairment (a)	—	—	—	—	31,595	31,595
Loss on disposition of fixed assets	368	92	460	86	—	86
Transaction Costs (b)	4,657	1,986	6,643	—	—	—
Adjusted EBITDA (Non-GAAP measure)	$141,653	$33,246	$174,899	$184,990	$26,052	$211,042
TravelSmith and Chasing Fireflies EBITDA loss (c)	—	—	—	—	12,084	12,084
Adjusted EBITDA, excluding the impact of TravelSmith and Chasing Fireflies (Non-GAAP measure)	$141,653	$33,246	$174,899	$184,990	$38,136	$223,126

(a) As a result of the sale of TravelSmith and Chasing Fireflies, Cornerstone recorded an $11.2 million loss in the third quarter of 2016 and asset impairment charges of $20.4 million in the second quarter of 2016.
(b) During the three and nine months ended September 30, 2017, HSNi incurred approximately $1.3 million and $6.6 million, respectively, in transaction costs related to the merger.
(c) TravelSmith and Chasing Fireflies were divested in September 2016.

HSN, INC. RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED EPS TO ADJUSTED NET INCOME AND ADJUSTED EPS
(unaudited; in thousands except per share amounts)
	Three Months Ended
	September 30,
	2017		2016
	Net Income	EPS	Net Income	EPS
GAAP	$16,227	$0.31	$20,158	$0.38
Loss on sale of businesses and asset impairment (a)	—	—	7,077	$0.13
Transaction costs (b)	815	0.02	—	—
Impact of CEO stock-based compensation (c)	2,387	0.05	—	—
Non-GAAP Adjusted	$19,429	$0.37	$27,235	$0.52
GAAP diluted weighted average shares outstanding		52,983		52,844

	Nine Months Ended
	September 30,
	2017		2016
	Net Income	EPS	Net Income	EPS
GAAP	$70,249	$1.33	$75,188	$1.42
Loss on sale of businesses and asset impairment (a)	—	—	19,894	0.38
Transaction costs (b)	4,148	0.08	—	—
Impact of CEO stock-based compensation (c)	(450)	(0.01)	—	—
Non-GAAP Adjusted	$73,947	$1.40	$95,082	$1.80
GAAP diluted weighted average shares outstanding		52,860		52,901

(a) Non-GAAP results exclude a loss of $11.2 million, or $7.1 million net of tax, related to the sale of TravelSmith and Chasing Fireflies in the third quarter of 2016. Additionally, non-GAAP results exclude a non-cash impairment charge of $20.4 million, or $12.8 million net of tax, related to these assets which were held for sale as of June 30, 2016.
(b) Non-GAAP results exclude transaction costs related to the merger of approximately $1.3 million, or $0.8 million net of tax, in the third quarter of 2017 and approximately $6.6 million, or $4.1 million net of tax, in the nine months ended September 30, 2017.
(c) Non-GAAP results in the current year periods exclude the write-off of $2.4 million of deferred tax assets associated with HSNi's former CEO's expired equity awards during the third quarter. Additionally, non-GAAP results for the nine months ended September 30, 2017 exclude the reversal of $4.5 million, or $2.8 million net of tax, of stock-based compensation expense as a result of the former CEO's resignation.

HSN, INC. RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES
(unaudited; in thousands)

	Three Months Ended			Three Months Ended
	September 30, 2017			September 30, 2016
	HSN	Cornerstone	Total	HSN	Cornerstone	Total

Operating expenses	$150,332	$85,909	$236,241	$142,998	$100,204	$243,201
Non-GAAP adjustments:
Non-cash charges:
Stock-based compensation expense	(2,978)	(1,048)	(4,026)	(3,671)	(568)	(4,239)
Depreciation and amortization	(7,690)	(3,444)	(11,134)	(7,304)	(3,214)	(10,518)
Loss on sale of businesses and asset impairment (a)	—	—	—	—	(11,195)	(11,195)
Loss on disposition of fixed assets	15	(1)	14	(82)	—	(82)
Transaction Costs (b)	(921)	(384)	(1,305)	—	—	—
Operating expenses of divested businesses (c)	—	—	—	—	(8,072)	(8,072)
Adjusted operating expenses (Non-GAAP measure)	$138,758	$81,032	$219,790	$131,941	$77,155	$209,095

(a) As a result of the sale of TravelSmith and Chasing Fireflies, Cornerstone recorded a loss of $11.2 million in the third quarter of 2016.
(b) HSNi incurred approximately $1.3 million in transaction costs related to the merger in the third quarter of 2017.
(c) TravelSmith and Chasing Fireflies were divested in September 2016.

HSN, INC.’S PRINCIPLES OF FINANCIAL REPORTING

HSNi reports Adjusted EBITDA, Adjusted Net Income and Adjusted EPS, all of which are supplemental measures to GAAP. These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. HSNi endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures contained in this release and which we discuss below.

Definitions of Non-GAAP Measures

Adjusted EBITDA is defined as operating income excluding, if applicable: (1) non-cash charges including: (a) stock-based compensation expense, (b) amortization of intangibles, (c) depreciation and gains and losses on asset dispositions, and (d) goodwill, long-lived asset and intangible asset impairments; (2) pro forma adjustments for significant acquisitions; and (3) other significant items.  Significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, thereby affecting the comparability of results.  Adjusted EBITDA is not a measure determined in accordance with GAAP, and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. Adjusted EBITDA is used as a measurement of operating efficiency and overall financial performance and HSNi believes it to be a helpful measure for those evaluating companies in the retail and media industries.  Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Adjusted EBITDA has certain limitations in that it does not take into account the impact to HSNi's statement of operations of certain expenses, gains and losses that are excluded from the company’s definition of Adjusted EBITDA.

Adjusted Net Income is defined as net income available to common shareholders excluding, net of tax effects, if applicable: (1) goodwill, long-lived asset and intangible asset impairments, (2) pro forma adjustments for significant acquisitions, (3) discontinued operations and (4) other significant items.  Significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, thereby affecting the comparability of results.  We believe Adjusted Net Income is useful to investors because it represents HSNi’s consolidated results taking into account charges which are not allocated to the operating businesses such as interest expense and taxes, but excluding the effects of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items.

Adjusted EPS is defined as Adjusted Net Income divided by diluted weighted average shares outstanding.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, HSNi’s consolidated results, taking into account charges which are not allocated to the operating businesses such as interest expense and taxes, but excluding the effects of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items.  Adjusted Net Income and Adjusted EPS have certain limitations in that they do not take into account the impact of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

Contacts:
Art Singleton (Analysts/Investors)
727-872-4941
art.singleton@hsn.net

Jill Kermes (Media)
727-872-4390
jill.kermes@hsn.net